                                                                     EXHIBIT 4.1





================================================================================




                                   INDENTURE



                                    between



                         J.P. MORGAN & CO. INCORPORATED



                                      and



                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                   as Trustee




                         Dated as of November   , 1996



                      Junior Subordinated Debt Securities




================================================================================

                              TABLE OF CONTENTS 1/


                                                                                         Page
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

                                      RECITALS

Purpose of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

Compliance with legal requirements  . . . . . . . . . . . . . . . . . . . . . . . .      1

Purpose of and consideration for Indenture  . . . . . . . . . . . . . . . . . . . .      1


                                     ARTICLE I

                                     Definitions
                                     -----------

SECTION 1.01             Certain terms defined in the Trust Indenture Act of 1939,
                             as amended, or by reference therein in the Securities
                             Act of 1933, as amended, to have the meanings assigned
                             therein  . . . . . . . . . . . . . . . . . . . . . . .      2

                         Authenticating Agent   . . . . . . . . . . . . . . . . . .      2
                         Board of Directors   . . . . . . . . . . . . . . . . . . .      3
                         Board Resolution   . . . . . . . . . . . . . . . . . . . .      3
                         Business Day   . . . . . . . . . . . . . . . . . . . . . .      3
                         Certificate  . . . . . . . . . . . . . . . . . . . . . . .      3
                         Common Securities  . . . . . . . . . . . . . . . . . . . .      3
                         Company  . . . . . . . . . . . . . . . . . . . . . . . . .      3
                         Corporate Trust Office   . . . . . . . . . . . . . . . . .      3
                         Debt   . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                         Declaration of Trust   . . . . . . . . . . . . . . . . . .      3
                         Default  . . . . . . . . . . . . . . . . . . . . . . . . .      4
                         Depositary   . . . . . . . . . . . . . . . . . . . . . . .      4
                         Derivative Obligations   . . . . . . . . . . . . . . . . .      4
                         ECU  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                         European Communities   . . . . . . . . . . . . . . . . . .      4
                         Event of Default   . . . . . . . . . . . . . . . . . . . .      4





---------------------------

     1/ This Table of Contents does not constitute part of the Indenture and should not have any bearing upon the interpretation of any of its terms or provisions.

                         Global Security  . . . . . . . . . . . . . . . . . . . . .      4
                         Governmental Obligations   . . . . . . . . . . . . . . . .      5
                         Guarantee  . . . . . . . . . . . . . . . . . . . . . . . .      5
                         Indenture  . . . . . . . . . . . . . . . . . . . . . . . .      5
                         Interest Payment Date  . . . . . . . . . . . . . . . . . .      5
                         JPM Capital Trust  . . . . . . . . . . . . . . . . . . . .      5
                         Officers' Certificate  . . . . . . . . . . . . . . . . . .      6
                         Opinion of Counsel   . . . . . . . . . . . . . . . . . . .      6
                         Outstanding  . . . . . . . . . . . . . . . . . . . . . . .      6
                         Person   . . . . . . . . . . . . . . . . . . . . . . . . .      6
                         Predecessor Security   . . . . . . . . . . . . . . . . . .      7
                         Preferred Securities   . . . . . . . . . . . . . . . . . .      7
                         Property Trustee   . . . . . . . . . . . . . . . . . . . .      7
                         Responsible Officer  . . . . . . . . . . . . . . . . . . .      7
                         Security or Securities   . . . . . . . . . . . . . . . . .      7
                         Security Exchange  . . . . . . . . . . . . . . . . . . . .      7
                         Securityholder   . . . . . . . . . . . . . . . . . . . . .      7
                         Senior Indebtedness  . . . . . . . . . . . . . . . . . . .      8
                         Stated Maturity  . . . . . . . . . . . . . . . . . . . . .      8
                         Subordinated Indebtedness  . . . . . . . . . . . . . . . .      8
                         Subsidiary   . . . . . . . . . . . . . . . . . . . . . . .      8
                         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .      9
                         Trust Indenture Act  . . . . . . . . . . . . . . . . . . .      9


                                     ARTICLE II

                        Issue, Description, Terms, Execution
                        ------------------------------------
                       Registration and Exchange of Securities
                       ---------------------------------------

SECTION 2.01             Designation, terms, amount, authentication and delivery of
                             Securities   . . . . . . . . . . . . . . . . . . . . .      9

SECTION 2.02             Form of Securities and Trustee's certificate   . . . . . .      11

SECTION 2.03             Date and denominations of Securities and provisions for
                             payment of principal, premium and interest   . . . . .      11

SECTION 2.04             Execution of Securities  . . . . . . . . . . . . . . . . .      14

SECTION 2.05             Exchange of Securities   . . . . . . . . . . . . . . . . .      15

                         (a) Registration and transfer of Securities  . . . . . . .      15

                         (b) Securities to be accompanied by proper instruments of
                                  transfer  . . . . . . . . . . . . . . . . . . . .      15

                         (c) Charges upon exchange, transfer or regulations of
                                  Security  . . . . . . . . . . . . . . . . . . . .      16

                         (d) Restrictions on transfer or exchange at time of
                                  redemption  . . . . . . . . . . . . . . . . . . .      16

SECTION 2.06             Temporary Securities   . . . . . . . . . . . . . . . . . .      17

SECTION 2.07             Mutilated, destroyed, lost or stolen Securities  . . . . .      17

SECTION 2.08             Cancelation of surrendered Securities  . . . . . . . . . .
                                                                                         18

SECTION 2.09             Provisions of Indenture and Securities for sole benefit of
                             parties and Securityholders  . . . . . . . . . . . . .      19

SECTION 2.10             Appointment of Authenticating Agent  . . . . . . . . . . .      19

SECTION 2.11             Global Security  . . . . . . . . . . . . . . . . . . . . .      20

                         (a) Authentication and Delivery; Legend  . . . . . . . . .      20

                         (b) Transfer of Global Security  . . . . . . . . . . . . .      20

                         (c) Issuance of Securities in definitive form  . . . . . .      20

SECTION 2.12             CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . .      21


                                     ARTICLE III

                            Redemption of Securities and
                            -----------------------------
                               Sinking Fund Provisions
                               -----------------------

SECTION 3.01             Redemption of Securities   . . . . . . . . . . . . . . . .      22

SECTION 3.02             (a) Notice of redemption   . . . . . . . . . . . . . . . .      22

                         (b) Selection of Securities in case less than all
                                  Securities to be redeemed . . . . . . . . . . . .      23

SECTION 3.03             (a) When Securities called for redemption become due and
                                  payable . . . . . . . . . . . . . . . . . . . . .      23

                         (b) Receipt of new Security upon partial payment   . . . .      24

SECTION 3.04             Sinking Fund for Securities  . . . . . . . . . . . . . . .      24

SECTION 3.05             Satisfaction of Sinking Fund Payments with Securities  . .      24

SECTION 3.06             Redemption of Securities for Sinking Fund  . . . . . . . .      25


                                     ARTICLE IV

                         Particular Covenants of the Company
                         -----------------------------------

SECTION 4.01             Payment of principal of (and premium, if any) and interest
                             on Securities  . . . . . . . . . . . . . . . . . . . .      25

SECTION 4.02             Maintenance of office or agency for payment of Securities, designation of office or agency for payment,
                             registration, transfer and exchange of Securities  . .      26

SECTION 4.03             (a) Duties of payment agent  . . . . . . . . . . . . . . .      26

                         (b) Company as payment agent   . . . . . . . . . . . . . .      27

                         (c) Holding sums of trust  . . . . . . . . . . . . . . . .      27

SECTION 4.04             Appointment to fill vacancy in office of Trustee   . . . .      27

                                   ARTICLE V

                       Securityholders' Lists and Reports
                         by the Company and the Trustee

SECTION 5.01             Company to furnish Trustee information as to names and
                             addresses of Securityholders   . . . . . . . . . . . .      28

SECTION 5.02             Trustee's Treatment of Securityholders' List


                         (a) Trustee to preserve information as to names and
                                  addresses of Securityholders received by it in
                                  capacity of payment agent . . . . . . . . . . . .      28

                         (b) Trustee may destroy list of Securityholders on certain
                                  conditions  . . . . . . . . . . . . . . . . . . .      28


                         (c) Trustee to make information as to names and addresses
                                  of Securityholders available to "applicants" or
                                  mail communications to Securityholders in certain
                                  circumstances . . . . . . . . . . . . . . . . . .      28

                         (d) Procedure if Trustee elects not to make information
                                  available to applicants . . . . . . . . . . . . .      29

                         (e) Company and Trustee not accountable for disclosure of
                                  information . . . . . . . . . . . . . . . . . . .      30

SECTION 5.03             Reports filed by Company

                         (a) Annual and other reports to be filed by Company with
                                  Trustee . . . . . . . . . . . . . . . . . . . . .      30

                         (b) Additional information and reports to be filed with
                                  Trustee and Securities and Exchange Commission  .      30

                         (c) Summaries of information and reports to be transmitted
                                  by Company to Securityholders . . . . . . . . . .      31

                         (d) Annual Certificate to be furnished to Trustee  . . . .      31

SECTION 5.04             Reports Transmitted by Trustee

                         (a) Trustee to transmit annual report to Securityholders        31

                         (b) Trustee to transmit certain further reports to
                                  Securityholders . . . . . . . . . . . . . . . . .      32

                         (c) Copies of reports to be filed with stock exchanges and
                                  Securities and Exchange Commission  . . . . . . .      33


                                     ARTICLE VI

                     Remedies of the Trustee and Securityholders
                     -------------------------------------------
                                 on Event of Default
                                 -------------------

SECTION 6.01             (a) Events of Default defined  . . . . . . . . . . . . . .      33

                         (b) Acceleration of maturity upon Event of Default   . . .      35

                         (c) Waiver of default and rescission of declaration of
                                  maturity  . . . . . . . . . . . . . . . . . . . .      35

                         (d) Restoration of former position and rights upon curing
                                  default . . . . . . . . . . . . . . . . . . . . .      36

                         (e) Certain rights of holders of Preferred Securities  . .      36

SECTION 6.02             (a) Covenant of Company to pay to Trustee whole amount due on Securities on Default in payment of interest or
                                  principal (and premiums, if any)  . . . . . . . .      37

                         (b) Trustee may recover judgment for whole amount due on
                                  Securities on failure of Company to pay . . . . .      37

                         (c) Filing of proof of claim by Trustee in bankruptcy,
                                  reorganization or receivership proceeding . . . .      37

                         (d) Rights of action and of asserting claims may be
                                  enforced by Trustee without possession of
                                  Securities  . . . . . . . . . . . . . . . . . . .      38

SECTION 6.03             Application of moneys collected by Trustee   . . . . . . .      39

SECTION 6.04             Limitation on suits by holders of Securities   . . . . . .      39

SECTION 6.05             (a) Remedies cumulative  . . . . . . . . . . . . . . . . .      40

                         (b) Delay or omission in exercise of rights not waiver of
                                  default . . . . . . . . . . . . . . . . . . . . .      40

SECTION 6.06             Rights of holders of majority in principal amount of
                             Securities to direct Trustee and to waive defaults   .      41

SECTION 6.07             Trustee to give notice of defaults known to it, but may
                             withhold in certain circumstances  . . . . . . . . . .      42

SECTION 6.08             Requirements of an undertaking to pay costs in certain
                             suits under Indenture or against Trustee   . . . . . .      43

                                  ARTICLE VII

                             Concerning the Trustee

SECTION 7.01             Trustee Conduct:

                         (a) Upon Event of Default occurring and continuing,
                                  Trustee shall exercise powers vested in it, and
                                  use same degree of care and skill in their
                                  exercise, as prudent individual would use . . . .      43

                         (b) Trustee not relieved from liability for negligence or
                                  wilful misconduct except as provided in this
                                  Section . . . . . . . . . . . . . . . . . . . . .      44

                            (1)   Prior to Event of Default and after the curing of
                                  all Events of Default which may have occurred . .      44

                            (i)   Trustee not liable except for performance of
                                  duties specifically set forth . . . . . . . . . .      44

                           (ii)   In absence of bad faith, Trustee may conclusively
                                  rely on certificates or opinions furnished it
                                  hereunder, subject to duty to examine the same if
                                  specifically required to be furnished to it . . .      44

                           (2)    Trustee not liable for error  . . . . . . . . . .      44

                           (3)    Trustee not liable for actions taken at the
                                  direction of holders  . . . . . . . . . . . . . .      44

                           (4)    Trustee not required to expend funds in certain
                                  circumstances without indemnity . . . . . . . . .      45

                           (5)    Liability provisions are subject to Article VII .      45

SECTION 7.02             Subject to provisions of Section 7.01:

                         (a) Trustee may rely on documents believed genuine and
                                  properly signed or presented  . . . . . . . . . .      45

                         (b) Sufficient evidence by certain instruments provided
                                  for . . . . . . . . . . . . . . . . . . . . . . .      45

                         (c) Trustee may consult with counsel and act on advice or
                                  Opinion of Counsel  . . . . . . . . . . . . . . .      46

                         (d) Trustee may require indemnity from Securityholders   .      46

                         (e) Trustee not liable for actions in good faith believed
                                  to be authorized  . . . . . . . . . . . . . . . .      46

                         (f) Prior to Event of Default, Trustee not bound to
                                  investigate facts or matters stated in
                                  certificates, etc. unless requested in writing by
                                  Securityholders . . . . . . . . . . . . . . . . .      46

                         (g) Trustee may act through agents   . . . . . . . . . . .      47

SECTION 7.03             (a) Trustee not liable for recitals in Indenture or in
                                  Security  . . . . . . . . . . . . . . . . . . . .      47

                         (b) No representations by Trustee as to validity of
                                  Indenture or of Securities  . . . . . . . . . . .      47

                         (c) Trustee not accountable for use of Securities or
                                  proceeds  . . . . . . . . . . . . . . . . . . . .      47

SECTION 7.04             Trustee, paying agent or Security Registrar may own
                             Securities   . . . . . . . . . . . . . . . . . . . . .      47

SECTION 7.05             Moneys received by Trustee to be held in trust without
                             interest   . . . . . . . . . . . . . . . . . . . . . .      47

SECTION 7.06             (a) Trustee entitled to compensation, reimbursement and
                                  indemnity . . . . . . . . . . . . . . . . . . . .      47

                         (b) Obligations to Trustee to be secured by lien prior to
                                  Securities  . . . . . . . . . . . . . . . . . . .      48

SECTION 7.07             Right of Trustee to rely on certificate of officers of
                             Company where other evidence specifically prescribed        48

SECTION 7.08             (a) Trustee acquiring conflicting interest to eliminate
                                  conflict or resign  . . . . . . . . . . . . . . .      49

                         (b) Notice to Securityholders in case of failure to comply
                                  with subsection (a) . . . . . . . . . . . . . . .      49

                         (c) Definition of certain interest   . . . . . . . . . . .      49

                         (d) Definitions of certain terms   . . . . . . . . . . . .      54

                         (e) Calculation of percentages of Securities   . . . . . .      55

                         (f) Trustee resignation not required under certain
                                  circumstances . . . . . . . . . . . . . . . . . .      56

SECTION 7.09             Requirements for eligibility of Trustee  . . . . . . . . .      57

SECTION 7.10             (a) Resignation of Trustee and appointment of
                                  successor . . . . . . . . . . . . . . . . . . . .      57

                         (b) Removal of Trustee by Company or by court on
                                  Securityholders' application  . . . . . . . . . .      58

                         (c) Removal of Trustee by holders of majority in principal
                                  amount of Securities  . . . . . . . . . . . . . .      59

                         (d) Time when resignation or removal of Trustee effective       59

                         (e) One Trustee for each
                                  series    . . . . . . . . . . . . . . . . . . . .      59

SECTION 7.11             (a) Acceptance by successor to Trustee   . . . . . . . . .      59

                         (b) Trustee with respect to less than all series   . . . .      59

                         (c) Company to confirm Trustee's rights  . . . . . . . . .      60

                         (d) Successor Trustee to be qualified  . . . . . . . . . .      61

                         (e) Notice of succession   . . . . . . . . . . . . . . . .      61

SECTION 7.12             Successor to Trustee by merger, consolidation or succession
                             to business  . . . . . . . . . . . . . . . . . . . . .      61

SECTION 7.13             (a) Limitations on rights of Trustee as a creditor to
                                  obtain payment of certain


                             claims within four  months prior to default
                             or during default, or to realize on property
                             as such creditor thereafter  . . . . . . . . . . . . .      61





                         (b) Certain creditor relationships excluded  . . . . . . .      65

                         (c) Definition of certain terms  . . . . . . . . . . . . .      65


                                    ARTICLE VIII

                           Concerning the Securityholders
                           ------------------------------

SECTION 8.01             Evidence of action by Securityholders  . . . . . . . . . .      66

SECTION 8.02             Proof of execution of instruments and of holding of
                             Securities   . . . . . . . . . . . . . . . . . . . . .      67

SECTION 8.03             Who may be deemed owners of Securities   . . . . . . . . .      68

SECTION 8.04             Securities owned by Company or controlled or controlling
                             companies disregarded for certain purposes   . . . . .      68

SECTION 8.05             Instruments executed by Securityholders bind future holders     69


                                     ARTICLE IX

                              Supplemental Indentures
                              ------------------------

SECTION 9.01             Purposes for which supplemental indenture may be entered
                             into without consent of Securityholders  . . . . . . .      69

SECTION 9.02             Modification of Indenture with consent of Securityholders       71

SECTION 9.03             Effect of supplemental indentures  . . . . . . . . . . . .      73

SECTION 9.04             Securities may bear notation of changes by supplemental
                             indentures   . . . . . . . . . . . . . . . . . . . . .      74

SECTION 9.05             Opinion of Counsel   . . . . . . . . . . . . . . . . . . .      74

SECTION 9.06             Waiver of Compliance by holders of Securities  . . . . . .      74

SECTION 9.07             Fixing of record dates   . . . . . . . . . . . . . . . . .      74


                                     ARTICLE X

                      Consolidation, Merger, Sale or Conveyance
                      -----------------------------------------

SECTION 10.01            Company may consolidate, etc. only on certain terms  . . .      75

SECTION 10.02            Successor corporation substituted  . . . . . . . . . . . .      75

SECTION 10.03            Opinion of Counsel   . . . . . . . . . . . . . . . . . . .      76


                                     ARTICLE XI

                      Satisfaction and Discharge of Indenture;
                      ----------------------------------------
                                  Unclaimed Moneys
                                  ----------------

SECTION 11.01            Satisfaction and discharge of Indenture  . . . . . . . . .      76

SECTION 11.02            Application by Trustee of funds deposited for payments of
                             Securities   . . . . . . . . . . . . . . . . . . . . .      79

SECTION 11.03            Application by Trustee of funds deposited for payment of
                             Securities   . . . . . . . . . . . . . . . . . . . . .      80

SECTION 11.04            Repayment of moneys held by paying agent   . . . . . . . .      80

SECTION 11.05            Repayment of moneys held by Trustee  . . . . . . . . . . .      80


                                     ARTICLE XII

                      Immunity of Incorporators, Stockholders,
                      ----------------------------------------
                               Officers and Directors
                               ----------------------

SECTION 12.01            Incorporators, stockholders, officers and directors of
                             Company exempt from individual liability   . . . . . .      81


                                    ARTICLE XIII

                              Miscellaneous Provisions
                              ------------------------

SECTION 13.01            Successors and assigns of Company bound by Indenture   . .      81

SECTION 13.02            Acts of board, committee or officer of successor company
                             valid  . . . . . . . . . . . . . . . . . . . . . . . .      82

SECTION 13.03            Surrender of powers of Company   . . . . . . . . . . . . .      82

SECTION 13.04            Required notices or demands may be served by mail  . . . .      82

SECTION 13.05            Indenture and Securities to be construed in accordance with
                             laws of the State of New York  . . . . . . . . . . . .      82

SECTION 13.06            (a) Officers' Certificate and Opinion of Counsel to be
                                  furnished upon applications or demands by Company      82

                         (b) Statements to be included in each certificate or
                                  opinion with respect to compliance with condition
                                  or covenant . . . . . . . . . . . . . . . . . . .      83

SECTION 13.07            Payments due on Sundays or holidays  . . . . . . . . . . .      83

SECTION 13.08            Provisions required by Trust Indenture Act of 1939 to
                             control  . . . . . . . . . . . . . . . . . . . . . . .      83

SECTION 13.09            Execution of Indenture in Counterparts   . . . . . . . . .      83

SECTION 13.10            Separability of Indenture provisions   . . . . . . . . . .      83

SECTION 13.11            Assignment by Company to subsidiary  . . . . . . . . . . .      84

SECTION 13.12            Holders of Preferred Securities as third party
                             beneficiaries of this Indenture; holders of Preferred
                             Securities may institute legal proceedings against the
                             Company in certain cases   . . . . . . . . . . . . . .      84


                                     ARTICLE XIV

                            Subordination of Securities
                            ----------------------------

SECTION 14.01            Agreement to Subordinate   . . . . . . . . . . . . . . . .      84

SECTION 14.02            Payment over of proceeds upon dissolution, etc.  . . . . .      85

SECTION 14.03            Trustee to effectuate subordination  . . . . . . . . . . .      85

SECTION 14.04            Trustee not charged with knowledge of prohibition  . . . .      88

SECTION 14.05            Rights of Trustee as Holder of Senior Indebtedness   . . .      90

SECTION 14.06            Trustee not fiduciary for Holders of Senior Indebtedness        91

SECTION 14.07            Article applicable to Paying Agents  . . . . . . . . . . .      91

SECTION 14.08            Application by Trustee of moneys deposited with it   . . .      92

SECTION 14.09            Subordination rights not impaired by acts or omissions by
                             the Company, holders of Senior Indebtedness and
                             Subordinated Indebtedness or creditors in respect of
                             Derivative
                             Obligations  . . . . . . . . . . . . . . . . . . . . .      92

SECTION 14.10            Authorization of Trustee to effectivate subordination of
                             the Securities   . . . . . . . . . . . . . . . . . . .      92

SECTION 14.11            Right of Trustee to hold Senior Indebtedness, Subordinated
                             Indebtedness or Derivative Obligations of the Company       93

SECTION 14.12            Article XIV not to prevent events of default   . . . . . .      93

ACCEPTANCE OF TRUST BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .      93

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93

                                  INDENTURE dated as of the     day of November
                          , 1996, between J.P. MORGAN & CO. INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States, as Trustee (hereinafter sometimes referred to as the "Trustee").


                 WHEREAS, for its lawful corporate purposes, the Company has fully authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures (hereinafter referred to as the "Securities"), in an unlimited aggregate principal amount to be issued from time to time in one or more series in accordance with the terms of this Indenture, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

                 WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

                 WHEREAS the Securities and the certificate of authentication to be borne by the Securities (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below) or set forth in any indenture supplemental to this Indenture; and

                 WHEREAS all acts and things necessary to make the Securities issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee in accordance with the terms of this Indenture, the legal, valid and binding obligations of the Company, and to make this Indenture a valid indenture and agreement of the Company in accordance with its terms, have been done and performed or will be done and performed prior to the issuance of such Securities, and the execution of this Indenture has been and the issuance hereunder of the

Securities has been, or will be prior to issuance, in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Securities.


                 NOW, THEREFORE, in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises, and of the acquisition and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Securities, without any discrimination, preference or priority of any one Security over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any resolution of the Board of Directors of the Company and of any indenture supplemental hereof shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this instrument.

                 "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Securities, as the case may be, appointed with respect to all or any series of the Securities, as the case may be, by the Trustee pursuant to Section 2.10.

                 "Board of Directors" means the Board of Directors of the Company, or any committee of such Board duly authorized to act on behalf of such Board.

                 "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

                 "Business Day", with respect to any series of Securities, means any day other than a day on which banking institutions in the Borough of Manhattan, the City and State of New York, are authorized or obligated by law or executive order to close.

                 "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of
Section 13.06.

                 "Common Securities" means the common undivided beneficial interests in the assets of the applicable JPM Capital Trust.

                 "Company" means J.P. Morgan & Co. Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article X, shall also include its successors and assigns.

                 "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is
located at                        Attention of                 .

                 "Debt" of the Company means any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

                 "Declaration of Trust" means the Declaration of the JPM Capital Trust, if any, specified in the applicable Board Resolution or supplemental indenture establishing a particular series of Securities pursuant to Section 2.01.

                 "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Depositary" means, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

                 "Derivative Obligations" means obligations of the Company to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations shall not include claims in respect of Senior Indebtedness, Subordinated Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Securities or to rank pari passu with the Securities. For purposes of this. definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on November 1, 1992.

                 "ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

                 "European Communities" means the European Economic Community (the "EEC"), the European Coal and Steel Community and Eurotom.

                 "Event of Default" means, with respect to Securities of a particular series, any event specified in Section 6.01(a), continued for the period of time, if any, therein designated.

                 "Global Security" means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

                 "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of, or interest on, any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of, or interest on, the Governmental Obligation evidenced by such depositary receipt.

                 "Guarantee" means the guarantee, if any, that the Company may enter into that operates directly or indirectly for the benefit of holders of Preferred Securities issued by a JPM Capital Trust.

                 "Indenture" means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented, including for all purposes of this instrument, as amended or supplemented, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, as amended or supplemented.

                 "Interest Payment Date" when used with respect to any installment of interest on a Security of a particular series means the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

                 "JPM Capital Trust" means such statutory business trust created under the laws of the State of Delaware specified in the applicable Board Resolution or supplemental indenture establishing a particular series of Securities pursuant to Section 2.01 and to whom such series of Securities will be sold.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

                 "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of, or counsel for, the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

                 "Outstanding", when used with reference to Securities of any series, subject to the provisions of Section 8.01, means, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancelation or which have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust for the holders of such Securities by the Company (if the Company shall act as its own paying agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in
Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of, or in substitution for, which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                 "Preferred Securities" means the preferred undivided beneficial interests in the assets of the applicable JPM Capital Trust.

                 "Property Trustee" means the entity performing the function of the Property Trustee under the applicable Declaration of Trust of a JPM Capital Trust.

                 "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, the president, any vice president, the secretary, the treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

                 "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

                 "Security Exchange" when used with respect to the Securities of any series which are held as trust assets of a JPM Capital Trust pursuant to the Declaration of Trust of such JPM Capital Trust means the distribution of the Securities of such series by such JPM Capital Trust in exchange for the Preferred Securities and Common Securities of such JPM Capital Trust in dissolution of such JPM Capital Trust pursuant to the Declaration of Trust of such JPM Capital Trust.

                 "Securityholder", "holder of Securities", "registered holder", or other similar term, means the person or persons in whose name or names a particular Security shall be registered on the books of the Company kept for such purpose in accordance with the terms of this Indenture.

                 "Senior Indebtedness" of the Company means the principal of, premium, if any, and interest on: (a) all Debt of the Company, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such Debt as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Securities under Article XIV of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (ii) Debt which constitutes Subordinated Indebtedness and (iii) any other debt securities issued pursuant to this Indenture.

                 "Stated Maturity" when used with respect to any Security or any installment of principal thereof [or interest thereon] means the date specified pursuant to the terms of such Security as the date on which the principal of such Security [or such installment of interest] is due and payable whether at the Stated Maturity or declaration of acceleration, call for redemption or otherwise, as such Stated Maturity may be shortened or extended as set forth in this Indenture.

                 "Subordinated Indebtedness" of the Company means the principal of, premium, if any, and interest, on Debt, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, which Subordinated Indebtedness is by its terms expressly stated to be junior and subordinate in right of payment to other Debt of the Company (other than the Securities).

                 "Subsidiary" means any corporation, association or other business entity of which a majority of the outstanding stock, having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation, association or other business entity in question, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; collectively, the "Subsidiaries".

                 "Trustee" means First Trust of New York, National Association, a national banking association, and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity hereunder, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Securities means the trustee with respect to such series.

                 "Trust Indenture Act", subject to the provisions of Sections
9.01 and 9.02, means the Trust Indenture Act of 1939, as amended and in effect at the date of execution of this Indenture.


                                   ARTICLE II

                     Issue, Description, Terms, Execution,
                    Registration and Exchange of Securities

                 SECTION 2.01. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                 The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series authorized in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Securities of a particular series. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to one or more indentures supplemental hereto:

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                 (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
Securities of the series);

                 (3) the date or dates on which the principal of the Securities of the series is payable and the right, if any, to extend or shorten such date or dates and the conditions, if any, to such extension;

                 (4) the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

                 (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                 (6) the right, if any, to extend or defer the interest payment periods and the duration of such extension or deferral and the conditions, if any, to such an extension or deferral;

                 (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                 (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) the form of the Securities of the series, including the form of the Certificate of Authentication for the series;

                 (10) if other than denominations of $25 or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

                 (11) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depositary for the Securities of the series;

                 (12) any and all other terms with respect to the Securities of the series (which terms shall not be inconsistent with the terms of this Indenture);

                 (13) if the Securities of the series are to be deposited as trust assets in a JPM Capital Trust, the name of the applicable JPM Capital Trust (which shall distinguish such statutory business trust from all other JPM Capital Trusts) into which the Securities of the series are to be deposited as trust assets and the date of its Declaration of Trust; and

                 (14) any condition to, or restriction on, the transferability of the Securities.

                 All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any indenture supplemental hereto.

                 SECTION 2.02. The Securities of any series and the Trustee's certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

                 SECTION 2.03. The Securities shall be issuable as registered Securities and in the denominations of $25 or any integral multiple thereof, subject to Section 2.01(10). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in such coin or currency of the United States of

America as at the time of payment is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                 The interest installment on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date for Securities of that series and on or prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of that series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

                 (1) The Company may make payment of any Defaulted Interest on Securities to the persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Securities (or their Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Unless otherwise set forth in one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01, the term "regular record date" as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either (x) the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 shall occur, if such Interest Payment Date is the first day of a month, or (y) the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

                 Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of, or in exchange for, or in lieu of, any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 SECTION 2.04. Subject to the provisions of Section 2.06, the Securities shall be printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by the Chairman or Vice Chairman of its Board of Directors or its President or one of its Vice Presidents, and its Treasurer and Assistant Treasurer under its corporate seal attested by its Secretary or one of its Assistant Secretaries. The signature of the Chairman, Vice Chairman, President or a Vice President, the signature of the Treasurer or Assistant Treasurer and/or the signature of the Secretary or an Assistant Secretary in attestation of the corporate seal, upon the Securities, may be in the form of a manual or facsimile signature of a present or any future Chairman, Vice Chairman, President or Vice President and of a present or any future Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Securities and for that purpose the Company may use the manual or facsimile signature of any person who shall have been a Chairman, Vice Chairman, President or Vice President, or of any person who shall have been a Secretary or Assistant Secretary, notwithstanding the fact that at the time the Securities shall be authenticated and delivered, or disposed of, such person shall have ceased to be the Chairman, Vice Chairman, President or a Vice President, or the Secretary or an Assistant Secretary, of the Company, as the case may be. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

                 Only such Securities as shall bear thereon a Certificate of Authentication substantially in the form established for such Securities, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Securities, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such Certificate of Authentication executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Securities, upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and made available for delivery hereunder and that the holder is entitled to the benefits of this Indenture.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the other documents required by Section 13.06 and the Trustee, in accordance with such written order, shall authenticate and make available for delivery such Securities.

                 In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

                 The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                 SECTION 2.05. (a) Securities of any series may be exchanged, upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in exchange therefor the Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

                 (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfers of Securities as herein provided shall be appointed as authorized by Board Resolution (the "Security Registrar").

                 Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

                 All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

                 (c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment by the Securityholder requesting an exchange or registration of transfer of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than in connection with exchanges made pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer.

                 (d) The Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before any selection for redemption of Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Securities to be redeemed and

(ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11.

                 SECTION 2.06. Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and make available for delivery, temporary Securities (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

                 SECTION 2.07. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and make available for delivery the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save each of them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

                 Every Security issued pursuant to the provisions of this
Section in substitution for any Security which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                 SECTION 2.08. All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company, the Trustee shall deliver to the Company canceled Securities held by the Trustee. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancelation.

                 SECTION 2.09. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities, any legal or equitable right, remedy or claim under, or in respect of, this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

                 SECTION 2.10. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

                 Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                 SECTION 2.11. (a) If, pursuant to Section 2.01, the Company shall establish that the Securities of a particular series are to be issued as one or more Global Securities, then the Company shall execute, and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, one or more Global Securities which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in
Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

                 (b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

                 (c) If at any time the Depositary for a series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered, or in good standing, under the Exchange Act or other applicable statute or regulation and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series, and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and make available for delivery, Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by one or more Global Securities and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event, the Company will execute and, subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series in definitive registered form, without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of a Global Security for such Securities in definitive registered form, without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Any Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the persons in whose names such Securities are so registered.

                 SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Securityholders but no representation shall be made by the Company, the Trustee or any other Person as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

                                  ARTICLE III

                          Redemption of Securities and
                            Sinking Fund Provisions

                 SECTION 3.01. The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01.

                 SECTION 3.02. (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with the right reserved so to do, it shall give notice of such redemption, first class postage prepaid, not less than 30 nor more than 60 days before the date fixed for redemption to holders of the Securities of the series to be redeemed at their last addresses as they shall appear upon the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

                 Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed. In case any

Security is to be redeemed in part only, the notice which relates to such Security shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

                 (b) If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days notice in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in any other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than $25, the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part.

                 The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

                 SECTION 3.03. (a) If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to but not including the date fixed for redemption and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to but not including the date fixed for redemption (but if the date fixed for redemption is after the record date with respect to an Interest Payment Date and on or prior to such Interest Payment Date, the interest installment payable on such Interest Payment Date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

                 (b) Upon presentation of any Security of such series which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

                 SECTION 3.04. The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series.

                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities for any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

                 SECTION 3.05. The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption) and
(ii) may apply as credit Securities of a series which have been redeemed, either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

                 SECTION 3.06. Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company (i) will deliver to the Trustee an Officers' Certificate specifying (x) the amount of the next ensuing sinking fund payment for that series pursuant to the terms of such series, and (y) the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 3.05 and the basis for such credit and (ii) will, together with such Officers' Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.


                                   ARTICLE IV

                      Particular Covenants of the Company

                 The Company covenants and agrees for each series of the Securities as follows:

                 SECTION 4.01. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any), and interest on, the Securities of such series at the time and place and in the manner provided herein and established with respect to such Securities.

                 SECTION 4.02. So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, The City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Securities of that series may be presented for payment, (ii) Securities of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for any or all of such purposes. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

                 SECTION 4.03. (a) If the Company shall appoint one or more paying agents for all or any series of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section:

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any), or interest on, the Securities of that series (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the persons entitled thereto;

                 (2) that it will give the Trustee written notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any), or interest on, the Securities of that series when the same shall be due and payable;

                 (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the

         Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                 (4) that it will perform all other duties of paying agent as set forth in this Indenture.

                 (b) If the Company shall act as its own paying agent with respect to any series of the Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, Securities of that series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 (c)  Anything in this Section to the contrary notwithstanding,
(i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.04 and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

                 SECTION 4.04. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                                   ARTICLE V

                       Securityholders' Lists and Reports
                         by the Company and the Trustee

                 SECTION 5.01. The Company will furnish or cause to be furnished to the Trustee (a) on a monthly basis on each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date; provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

                 SECTION 5.02. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

                 (b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

                 (c) In case three or more holders of Securities of a series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of such series or holders of all Securities with respect to their rights under this Indenture or under such Securities, and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five business days after the receipt of such application, at its election, either:

                 (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02; or

                 (2) inform such applicants as to the approximate number of holders of Securities of such series or of all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 5.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

                 (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of such series or of all Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 5.02, a copy of the form of proxy or other communication which is specified in the application of such applicants received pursuant to subsection
(c) of this Section 5.02, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or of all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                 (e) Each and every holder of the Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section.

                 SECTION 5.03. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                 (c) The Company covenants and agrees to transmit by mail, first-class postage prepaid, or by reputable overnight delivery service which provides for evidence of receipt, to the Securityholders, as their names and addresses appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                 (d) The Company covenants and agrees to furnish to the Trustee, on or before May 15 in each calendar year in which any of the Securities are Outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a Certificate of the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                 SECTION 5.04. (a) On or before July 15 in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding May 15, with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

                 (1) any change to its eligibility under Section 7.09, and its qualifications under Section 7.08;

                 (2) the creation of, or any material change to, a relationship specified in paragraphs (1) through (10) of subsection (c) of Section 7.08;

                 (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Securities outstanding, determined in accordance with Section 8.04, on the date of such report;

                 (4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company, or by any other obligor on the Securities, to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection (b) of Section 7.13;

                 (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                 (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration thereof, if any) which it has not previously reported;

                 (7) any additional issue of Securities which the Trustee has not previously reported; and

                 (8) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities or the Securities of any series, except any action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

                 (b) The Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Securities of such series outstanding, determined in accordance with Section 8.04, at such time, such report to be transmitted within 90 days after such advances.

                 (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Securities become listed on any stock exchange.


                                   ARTICLE VI

                          Remedies of the Trustee and
                      Securityholders on Event of Default

                 SECTION 6.01. (a) Whenever used herein with respect to Securities of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

                 (1) default in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest;

                 (2) default in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series;

                 (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company with respect to that series contained in such Securities or otherwise established with respect to that series of Securities pursuant to Section 2.01 or contained in this Indenture (other than a covenant or agreement which has been expressly established solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Securities of that series at the time outstanding, determined in accordance with Section 8.04;

                 (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                 (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

                 (b) If an Event of Default occurs and is continuing with respect to Securities of a particular series, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding hereunder, determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of that series or established with respect to that series pursuant to Section 2.01 to the contrary notwithstanding.

                 (c) Section 6.01(b), however, is subject to the condition that if, at any time after the principal of the Securities of a series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of (and premium, if any, on) any and all Securities of that series which shall have become due otherwise than by acceleration (with interest upon such principal (and premium, if any), and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of such series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on

Securities of such series which shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06, then the holders of a majority in aggregate principal amount of the Securities of such series then outstanding, determined in accordance with Section 8.04, (subject to, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to such series of Securities; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                 (d) In case the Trustee shall have proceeded to enforce any right with respect to Securities of a series under this Indenture and such proceedings shall have been discontinued or abandoned because of rescission or annulment as provided in (c) above or for any other reason or shall have been determined adversely to the Trustee, then the Company and the Trustee shall be restored to their former respective positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

                 (e) If, prior to a Security Exchange with respect to the Securities of any series, a Default with respect to the Securities of such series shall have occurred, the Company expressly acknowledges that under the circumstances set forth in the applicable Declaration of Trust, any holder of Preferred Securities of the applicable JPM Capital Trust may enforce directly against the Company the applicable Property Trustee's rights hereunder. In furtherance of the foregoing and for the avoidance of any doubt, the Company acknowledges that, under the circumstances described in the applicable Declaration of Trust, any such holder of Preferred Securities, in its own name, in the name of the applicable JPM Capital Trust or in the name of the holders of the Preferred Securities issued by such JPM Capital Trust, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the applicable Property Trustee's rights hereunder directly against the Company as issuer of the applicable series of Securities, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company.

                 SECTION 6.02. (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to such series as and when the same shall have become due and payable, and such default shall have continued for a period of 10 Business Days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities of such series, the whole amount that then shall have become due and payable on all Securities of such series for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and without duplication of any other amounts paid by the Company or the applicable JPM Capital Trust in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

                 (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities of such series and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities of such series wherever situated the moneys adjudged or decreed to be payable.

                 (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on the Securities of any series, or the creditors or property of either, the Trustee shall have the power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.06.

                 (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of any series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Securities of such series.

                 In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                 SECTION 6.03.  Any moneys collected by the Trustee pursuant to
Section 6.02 with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

                 SECOND: To the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto.

                 SECTION 6.04. No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Securities of such series specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding, determined in accordance with Section 8.04, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the holders and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

                 SECTION 6.05. (a) All powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

                 (b) No delay or omission by the Trustee or by any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

                 SECTION 6.06. The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, determined in accordance with Section 8.04 (with, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Securities of any other series at the time outstanding (determined in accordance with Section 8.04) and not parties thereto. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, determined in accordance with Section 8.04, affected thereby, determined in accordance with Section 8.04 (with, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), may, on behalf of the holders of all of the Securities of such series, waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities of such series as and when the same shall become due (x) by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)) or (y) as a result of a call for redemption of Securities of such series. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 6.07. The Trustee shall, within 90 days after the occurrence of a default with respect to a particular series, transmit by mail, first-class postage prepaid, to the holders of Securities of such series, as their names and addresses appear upon the Security Register, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section being hereby defined to be the events specified in subsections (1), (2), (3), (4) and (5) of Section 6.01(a), not including any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (3) of Section 6.01(a)); provided that, except in the case of default in the payment of the principal of (or premium, if any), or interest on, any of the Securities of such series or in the payment of any sinking fund installment established with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Securities of such series; provided further, however, that, in the case of any default of the character specified in Section 6.01(a)(3) with respect to Securities of such series, no such notice to the holders of the Securities of such series shall be given until at least 30 days after the occurrence thereof.

                 The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsection (a)(1) or (a)(2) of Section 6.01 as long as the Trustee is acting as paying agent for such series of Securities or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

                 SECTION 6.08. All parties to this Indenture agree, and each holder of any Securities by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, or by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Securities of any series at the time outstanding, determined in accordance with
Section 8.04, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (premium, if any), or interest on, any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.


                                  ARTICLE VII

                             Concerning the Trustee

                 SECTION 7.01. (a) The Trustee, prior to the occurrence of an Event of Default with respect to Securities of a series and after the curing of all Events of Default with respect to Securities of that series which may have occurred, shall undertake to perform with respect to Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                 (1) prior to the occurrence of an Event of Default with respect to Securities of a series and after the curing or waiving of all such Events of Default which may have occurred with respect to such series:

                          (i) the duties and obligations of the Trustee shall
                 with respect to Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on the part of the
                 Trustee, the Trustee may with respect to Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time outstanding, determined in accordance with Section 8.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of such series;

                 (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it; and

                 (5) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

                 SECTION 7.02.  Except as otherwise provided in Section 7.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman or the Vice Chairman of the Board of Directors or the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller (unless other evidence in respect thereof is specifically prescribed herein);

                 (c) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

                 (d) the Trustee shall be under no obligations to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Securities (which has not been cured or waived) to exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (e) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Securities of the particular series outstanding affected thereby, determined in accordance with
         Section 9.04; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 SECTION 7.03. (a) The recitals contained herein and in the Securities (other than the Certificate of Authentication on the Securities) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

                 (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

                 (c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

                 SECTION 7.04. The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

                 SECTION 7.05. Subject to the provisions of Section 11.04, all moneys received by the Trustee shall until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

                 SECTION 7.06. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the

Trustee shall be entitled to, such reasonable compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in the premises.

                 (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

                 SECTION 7.07. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the

Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture in reliance thereon.

                 SECTION 7.08. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series and if the Default to which such conflicting interest relates has not been cured, duly waived or otherwise eliminated, within 90 days after ascertaining that it has such conflicting interest, it shall either eliminate such conflicting interest, except as otherwise provided herein, or resign with respect to the Securities of such series in the manner and with the effect specified in Section 7.10 and the Company shall promptly appoint a successor Trustee in the manner provided herein.

                 (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, with respect to the Securities of any series the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure by mail, first class postage prepaid, to the Securityholders of such series as their names and addresses appear upon the Security Register.

                 (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if a Default has occurred and is continuing and:

                 (1) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than such series, or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided, however, that there shall be excluded from the operation of this paragraph the Securities of any series other than such series and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures and all series of securities issuable thereunder are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act, that differences exist between (A) the provisions of this Indenture with respect to Securities of that series and with respect to one or more other series or (B) the provisions of this Indenture and the provisions of such other indenture or indentures (or such series), which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture with respect to Securities of such series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series or under such other indentures;

                 (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with or an underwriter for, the Company;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

                 (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively by any two or more such persons;

                 (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for the Company;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                 (9) the Trustee owns, on the date of Default upon the Securities of any series or any anniversary of such Default while such Default upon the Securities issued under this Indenture remains Outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflict of interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which includes them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Default upon the Securities issued under this Indenture and annually in each succeeding year that the Securities issued under this Indenture remain in Default, the Trustee shall make a check of its holding of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of, or interest on, any of the Securities when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holding of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered to be beneficially owned by the Trustee for the purposes of paragraphs (6),
         (7) and (8) of this subsection (c), but only for so long as such failure shall continue; or

                 (10) except under the circumstances described in paragraph
         (1), (3), (4), (5) or (6) of subsection (b) of Section 7.13 the Trustee shall be or shall become a creditor of the Company.

                 For purposes of paragraph (1) of this subsection (c), and of
Section 6.06, the term "series of securities" or "securities" means a series, class or group of securities issuable under an indenture pursuant to which holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly secured.

                 The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

                 For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in "default", when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for any obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representation capacity.

                 Except as above provided, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, indenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                 (d)  For the purposes of this Section:

                 (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                 (2) The term "director" shall mean any member of the board of directors of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                 (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                 (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                 (5) The term "Company" shall mean any obligor upon the Securities.

                 (6) The term "executive officer" shall mean the chairman of the board of directors, president, every vice president, every assistant vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated.

                 (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                 (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                 (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (i) securities of an issuer held in a sinking fund
                 relating to securities of the issuer of the same class;

                          (ii) securities of an issuer held in a sinking fund
                 relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (iii) securities pledged by the issuer thereof as
                 security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (iv) securities held in escrow if placed in escrow by
                 the issuer thereof, provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided further that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 (f) Except in the case of a default in the payment of the principal of (or premium, if any), or interest on, any Securities issued under this Indenture, or in the payment of any sinking or analogous fund installment, the Trustee shall not be required to resign as provided by this Section 7.08 if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Securityholders. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

                 Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

                 SECTION 7.09. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

                 SECTION 7.10. (a) The Trustee or any successor hereafter appointed may at any time resign with respect to the Securities of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders of such series, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (b)  In case at any time any of the following shall occur:

                 (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                 (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                 (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of removal, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, determined in accordance with Section 8.04, may at any time remove the Trustee with respect to such series and appoint a successor trustee.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

                 (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one more series or all such series, but at any time there shall be only one Trustee with respect to the Securities of any particular series.

                 SECTION 7.11. (a) In case of the appointment hereunder of a successor trustee with respect to all Securities, such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

                 (b) In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

                 (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in, and confirming to, such successor trustee all such rights, power and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

                 (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

                 (e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

                 SECTION 7.12. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of
Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper of any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not made available for delivery, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 SECTION 7.13.  (a)  Subject to the provisions of subsection
(b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (b) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

                 Nothing herein contained, however, shall affect the right of the Trustee:

                 (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three month period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or

                 (D) to receive payment on any claim referred to in paragraph
         (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                 For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                 If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Securityholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or a case for reorganization is pending shall have jurisdiction
(i) to apportion between the Trustee, the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                 Any Trustee who has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three-month period; and

                 (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                 (b)  There shall be excluded from the operation of subsection
(a) of this Section a creditor relationship arising from:

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property other than cash which shall at any time be subject to the lien, if any, of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, subscription agent, fiscal agent or depositary, or other similar capacity;

                 (4) any indebtedness created as a result of services rendered or premises rented; or any indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

                 (5) the ownership of stock or of other securities of a Company organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptance or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

                 (c)  As used in this Section:

                 (1) The term "default" shall mean any failure to make payment in full of the principal of (or premium, if any) or interest upon any of the Security or upon the other indenture securities when and as such principal (or premium, if any) or interest becomes due and payable.

                 (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

                 (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                 (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                 (5) The term "Company shall mean any obligor upon any of the Securities.


                                  ARTICLE VIII

                         Concerning the Securityholders

                 SECTION 8.01. Whenever in this Indenture it is provided that the holders of a majority or a specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that, at the time of taking any such action, the holders of such majority or specified percentage of such series have joined therein may be evidenced by any instrument or any number of instruments of similar terms executed by the holders of Securities of such series in person or by agent or proxy appointed in writing.

                 If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 SECTION 8.02. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Securities shall be sufficient if made in the following manner:

                 (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

                 (b) The ownership of Securities shall be proved by the Security Register for Securities of such series or by a certificate of the Security Registrar with respect thereto.

                 (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                 SECTION 8.03. Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of, or on account of, the principal of, premium, if any, and (subject to Section 2.03) interest on, such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 SECTION 8.04. In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, Securities of that series which are owned by the Company or any other obligor on the Securities of that series or by any Subsidiary of the Company or of such other obligor on the Securities of that series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 SECTION 8.05. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or a specified percentage in aggregate principal amount of the Securities of a particular series, any holder of a Security of that series which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in
Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action required by the Indenture to be taken, and that is taken, by the holders of the majority or a specified percentage in aggregate principal amount of the Securities of a particular series shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of that series.


                                   ARTICLE IX

                            Supplemental Indentures

                 SECTION 9.01. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                 (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

                 (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article X;

                 (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of affected series to waive such an Event of Default;

                 (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not [materially] 2/ adversely affect the interests of the holders of the Securities;

                 (e) to establish the form or terms of Securities of any series as permitted by Sections 2.01, 2.02 and 2.03;

                 (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder





--------------------
         2/ Not in Paine Webber.

         by more than one trustee, pursuant to the requirements of Section 7.11; and

                 (g) to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination
         (i) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any Security then Outstanding.

                 The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 9.02.

                 SECTION 9.02. With the consent (evidenced as provided in Article VIII) of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), (and, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined, or reduce the rate or extend the time of payment of interest thereon, [or change the coin or currency or units based on or related to currencies (including ECU) of payment thereof,] 3/ or the method in which amounts of payments of principal or interest thereon are determined, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01 or the amount thereof provable in bankruptcy pursuant to Section 6.02, or impair or affect the right of any Security holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Security holder without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each Security (and, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust) so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under this Indenture of the holders of any other series.

                 Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with





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     3/ If this is kept in, other sections from JPM indenture (e.g. Section 12.11) must be imported; if not kept in, delete definitions for ECU and European Communities and delete from base prospectus.

the Trustee of evidence of the consent of Security holders as aforesaid and other documents, if any, required by Section 8.01, (and, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                 It shall not be necessary for the consent of the Security holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice thereof by first-class mail to the holders of then Outstanding Securities of each series affected thereby at their addresses as they shall appear on the Security Register. Such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 SECTION 9.03. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 9.04. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article IX complies with the applicable provisions of this Indenture.

                 SECTION 9.05. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

                 SECTION 9.06. Anything in this Indenture to the contrary notwithstanding, any of the acts which the Company is required to do or is prohibited from doing by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 9.02 upon consent of holders of a majority in aggregate principal amount of the Securities or any series thereof at the time outstanding, be omitted or done by the Company, if there is obtained the prior written consent thereto (evidenced as provided in Article VIII), or the prior written waiver of compliance with any such provision or provisions, by the holders of at least a majority of the aggregate principal amount of the Securities or such series thereof at the time outstanding. The Company agrees promptly to file with the Trustee a duplicate original of each such consent or waiver.

                 SECTION 9.07. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to take any action under this Indenture by vote or consent. Except as provided herein, such record date shall be the later of (i) 30 days prior to the first solicitation of such consent or vote or (ii) the date of the most recent list of Security holders furnished to the Trustee pursuant to Section 5.01 prior to such solicitation. If a record date is fixed, those Persons who were Security holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be holders after such record date; provided, however, that unless such vote or consent is obtained from the holders (or their duly designated proxies) of the requisite principal amount of Securities Outstanding prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.


                                   ARTICLE X

                   Consolidation, Merger, Sale or Conveyance

                 SECTION 10.01. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

                 SECTION 10.02. In case of any such consolidation, merger, sale or conveyance, other than a conveyance by way of lease, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Securities and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of J.P. Morgan & Co. Incorporated any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                 In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                 SECTION 10.03. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel and/or an Officers' Certificate, prepared in accordance with Section 13.06, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption complies with the applicable provisions of Article IX.


                                   ARTICLE XI

                    Satisfaction and Discharge of Indenture;
                                Unclaimed Moneys

                 SECTION 11.01. (A) If at any time (a) the Company shall have paid or caused to be paid the principal of, and interest on, all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (c)) (i) all the Securities of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 11.04) or Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Securityholders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Company under Section 4.02) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities to receive amounts in respect of principal of, and interest on, the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

                 (B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a supplemental indenture hereto pursuant to Section 2.01. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of a series on the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders of Securities to receive mandatory sinking fund payments, if any,
(iv) the rights, obligations, duties and immunities of the Trustee hereunder,
(v) the rights of the holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 4.02) and the Trustee, at the expense of the Company, shall at the Company's request, execute proper instruments acknowledging the same, if

                 (a) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) cash in an amount, or (ii) Governmental Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and
         (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

                 (c) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

                 (d) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with; and

                 (e) no event or condition shall exist that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of or interest on the Securities of such series on the date of such deposit.

                 SECTION 11.02. Subject to Section 11.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

                 SECTION 11.03. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                 SECTION 11.04. Any moneys deposited with, or paid to, the Trustee or any paying agent for the payment of principal of, or interest on, any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the holder of any Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall, at the expense of the Company, mail by first-class mail to holders of such Securities at their addresses as they shall appear on the Security Register, notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

                 SECTION 11.05. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on, or assessed against, the Governmental Obligations deposited pursuant to Section 11.01 or the principal or interest received in respect of such obligations.

                                  ARTICLE XII

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

                 SECTION 12.01. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.


                                  ARTICLE XIII

                            Miscellaneous Provisions

                 SECTION 13.01. All the covenants, stipulations, promises and agreements in this Indenture made by, or on behalf of, the Company shall bind its successors and assigns, whether so expressed or not.

                 SECTION 13.02. Any act or proceeding required by any provision of this Indenture to be authorized or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                 SECTION 13.03. The Company, by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee, may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

                 SECTION 13.04. Except as otherwise expressly provided herein, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10015, Attention of Secretary. Any notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

                 SECTION 13.05. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to principles of conflicts of laws thereof).

                 SECTION 13.06. (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this

Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                 (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the Certificate provided pursuant to Section 5.03(d) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 SECTION 13.07. Except as provided pursuant to Section 2.01 in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day then payment of interest or principal (and premium, if any) may be made on the next succeeding day which is a Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

                 SECTION 13.08. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                 SECTION 13.09. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                 SECTION 13.10. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this

Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                 SECTION 13.11. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

                 SECTION 13.12. The Company hereby acknowledges that, to the extent specifically set forth herein, prior to a Security Exchange with respect to the Securities of any series held as trust assets of a JPM Capital Trust, the holders of the Preferred Securities of such JPM Capital Trust shall expressly be third party beneficiaries of this Indenture. The Company further acknowledges that, prior to a Security Exchange with respect to Securities of any series held as trust assets of a JPM Capital Trust, if the Property Trustee of such JPM Capital Trust fails to enforce its rights under this Indenture as the holder of the Securities of a series held as trust assets of such JPM Capital Trust, any holder of the Preferred Securities of such JPM Capital Trust may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other Person.


                                  ARTICLE XIV

                        Subordination of the Securities

                 SECTION 14.01. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of a Security likewise covenants and agrees by his acceptance thereof, that any payment of principal of and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company.

                 SECTION 14.02. No payment of principal of or interest on the Securities shall be made and no holder of the Securities shall be entitled to demand or receive any such payment (i) unless all amounts then due for principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company have been paid in full or duly provided for, or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any such Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations any event of default permitting the holders thereof to accelerate the maturity or payment thereof or any event which, with notice or lapse of time or both, would become such an event of default.

                 SECTION 14.03. Upon any distribution of the assets of the Company in connection with dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), the holders of Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations of the Company shall first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the holders of the Securities are entitled to receive any payment of the principal of, premium, if any, or interest thereon; and, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, shall be made by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company held or represented by each, to the extent necessary to pay in full all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations.

                 In the event that, notwithstanding the foregoing, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the holders of the Securities before all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company are paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations may have been issued, ratably as aforesaid for application to the payment of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company remaining unpaid until all such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations.

                 Subject to the payment in full of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company, the holders of the Securities shall be subrogated (equally and ratably with the holders of all Debt of the Company which by its express terms is subordinated to Debt of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations until the Securities shall be paid in full and none of the payments or distributions to the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations by the holders of the Securities or the Trustee shall, as between the Company, its creditors other than the holders of such Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations and the holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations of the Company (and, the holders of other Debt of the Company which by its terms is subordinated to Debt of the Company to substantially the same extent as the Securities are subordinated and entitled to like rights of subordination), on the other hand.

                 The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company within the meaning of this

Article. The Trustee shall be entitled to assume that no such event has occurred unless the Company or any one or more holders of Senior Indebtedness or Subordinated Indebtedness of the Company or any trustee therefor or any creditor in respect of Derivative Obligations has given written notice thereof to the Trustee at its corporate trust office. Upon any distribution of assets of the Company referred to in this Article, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and Subordinated Indebtedness of the Company, the creditors in respect of Derivative Obligations, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, and the Trustee and the holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and the Subordinated Indebtedness of the Company, the creditors in respect of Derivative Obligations, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness or Subordinated Indebtedness of the Company or as a creditor in respect of Derivative Obligations, to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness, Subordinated Indebtedness or such Derivative Obligations, as applicable, held by such person, as to the extent to which such person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 SECTION 14.04. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of all Senior Indebtedness and Subordinated Indebtedness and creditors in respect of Derivative Obligations outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations before the holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, by the Company on account of the principal of, premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; [provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 2.01 for the Securities of any series by delivering and crediting pursuant to Section 3.05 or as otherwise specified as contemplated by Section 2.01 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration; provided [further], however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts in preference or prior to the Securities to the extent that such Subordinated Indebtedness is by its terms subordinated in right of payment to any trade creditors.

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the holders of the Securities before all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company are paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or Subordinated Indebtedness or creditors in respect of such Derivative

Obligations or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations may have been issued, ratably as aforesaid for application to the payment of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company remaining unpaid until all such Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness [shall be paid over and delivered forthwith to the Company]. 4/

                 The provisions of this Section shall not apply to any payment with respect to which Section 14.02 would be applicable.

                 SECTION 14.05. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness and Subordinated Indebtedness and the creditors in respect of Derivative Obligations, is intended to rank pari passu with all other general obligations of the Company) to pay to the holders of the Securities the principal of and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Securities as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness and Subordinated Indebtedness of the Company and creditors in respect of Derivative Obligations of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, and of creditors





----------------------

4/ Goldman alternative.

in respect of Derivative Obligations of the Company, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 SECTION 14.06. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Subordinated Indebtedness of the Company or creditors in respect of Derivative Obligations of the Company, except as provided in Section 10.03.

                 SECTION 14.07. Notwithstanding any of the provisions of this Article or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received at its corporate trust office written notice thereof from the Company or from one or more holders of Senior Indebtedness or Subordinated Indebtedness of the Company or from any trustee therefor or from any creditor in respect of Derivative Obligations who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder, trustee or creditor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if prior to the fifth business day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 11.01 acknowledging satisfaction and discharge of this Indenture, then if prior to the second business day preceding the date of such execution the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; provided, however, no such application shall affect the obligations under this Article of the persons receiving such moneys from the Trustee. In any case, the Trustee shall have no responsibility to holders of Senior Indebtedness or Subordinated Indebtedness or creditors in respect of Derivative Obligations for payments made to holders of Securities by the Company, any transfer agent or any paying agent unless such payments are made at the direction of the Trustee.

                 SECTION 14.08. Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee, any transfer agent or any paying agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall, except as provided in
Section 10.07, be subject to the provisions of Sections 14.01, 14.02, 14.03 and 14.04.

                 SECTION 14.09. No right of any present or future holders of any Senior Indebtedness or Subordinated Indebtedness of the Company or creditors in respect of Derivative Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or creditor, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder or creditor may have or be otherwise charged with. The holders of Senior Indebtedness and Subordinated Indebtedness of the Company and the creditors in respect of Derivative Obligations may at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations, or amend or supplement any instrument pursuant to which any such Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness and Subordinated Indebtedness of the Company or Derivative Obligations including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Securities or the Trustee and without affecting the obligations of the Company, the Trustee or the holders of the Securities under this Article.

                 SECTION 14.10. Each holder of a Security, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article. If, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, a proper claim or proof of debt in the form required in such proceeding is not filed by all of the holders of the Securities prior to 30 days before the expiration of the time to file such claim or claims, and is not filed by the Trustee pursuant to the authority granted to the Trustee pursuant to the provisions of Section 6.02 prior to 15 days before such expiration, then the holder or holders of Senior Indebtedness and Subordinated Indebtedness of the Company and creditors in respect of Derivative Obligations are hereby authorized to, and have the right to, file an appropriate claim for and on behalf of the holders of the Securities.

                 SECTION 14.11. The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations of the Company at any time held by it to the same extent as any other holder of such Senior Indebtedness or Subordinated Indebtedness or creditor in respect of such Derivative Obligations, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder or creditor.

                 SECTION 14.12. The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                 First Trust of New York, National Association, as Trustee, hereby accepts the trust in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       J.P. MORGAN & CO.
                                         INCORPORATED,

                                          by

                                            -----------------------------------
                                            Name:
                                            Title:

Attest:



-------------------------------
Name:
Title:
                                       FIRST TRUST OF NEW YORK,
                                         NATIONAL ASSOCIATION,
                                         AS TRUSTEE,

                                          by

                                            -----------------------------------
                                            Name:
                                            Title:
Attest:



-------------------------------
Name:
Title:

STATE OF NEW YORK,        )
                          ) ss.:
COUNTY OF NEW YORK,       )


                 On __________, 199__ before me, _________________, Notary
Public, personally appeared _____________________ and
/ / personally known tome -OR-
/ / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                 Witness my hand and official seal.


-------------------------
Signature of Notary


CAPACITY CLAIMED BY SIGNER
/ /      INDIVIDUAL(S) _______________________
/ /      CORPORATE OFFICER(S)
/ /      PARTNER(S)
/ /      ATTORNEY-IN-FACT
/ /      TRUSTEE(S)
/ /      GUARDIAN/CONSERVATOR
/ /      OTHER:
SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

J.P. MORGAN & CO. INCORPORATED